EXHIBIT 99.1

Palatin to Report Third Quarter Fiscal Year 2023 Results;

Teleconference and Webcast to be held on May 16, 2023

CRANBURY, N.J., May 11, 2023 /PRNewswire/ -- Palatin Technologies, Inc. (NYSE American: PTN) will announce its third quarter fiscal year 2023 operating results on Tuesday, May 16, 2023, before the open of the U.S. financial markets.

Palatin will also conduct a conference call and live audio webcast hosted by its executive management team on May 16, 2023, at 11:00 a.m. ET. The conference call will include a review of the company’s operating results and an update on programs under development.

Schedule for the Operating Results Press Release, Conference Call / Audio Webcast

Q3 Fiscal Year 2023 Results Press Release	05/16/2023 at 7:30 a.m. ET

Q3 Fiscal Year 2023 Conference Call-Live	05/16/2023 at 11:00 a.m. ET
US Toll Free Dial-In Number:	1-888-506-0062
International Dial-In Number:	1-973-528-0011
Participant Access Code:	555988

Q3 Fiscal Year 2023 Conference Call-Replay	05/16/2023-05/30/2023
US Toll Free Dial-In Number:	1-877-481-4010
International Dial-In Number:	1-919-882-2331
Participant Access Code:	48459

The audio webcast and replay can be accessed by logging on to the “Investors-Webcasts” section of Palatin’s website at http://www.palatin.com or by accessing this link.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.palatin.com and follow Palatin on Twitter at @PalatinTech.

Palatin Investor Inquiries:	Palatin Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Operating Officer / Chief Financial Officer	Managing Director
Tel: (609) 495-2200 / info@palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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